UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 26, 2010

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082-4304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2010, MetroPCS Wireless, Inc. (“Wireless”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc., received notice from C9 Wireless, LLC, a Delaware limited liability company (“C9 Wireless”), that C9 Wireless is exercising its right to put to Wireless its entire membership interest in Royal Street Communications, LLC, a Delaware limited liability company (“Royal Street Communications”), pursuant to the Amended and Restated Limited Liability Company Agreement of Royal Street Communications, LLC, executed on December 15, 2005 as of November 24, 2004, between C9 Wireless and Wireless (on behalf of itself and as successor to GWI PCS1, Inc.), as amended. The purchase of the membership interest in Royal Street Communications is expected to close on or after December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: April 26, 2010	By:	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and
Chief Financial Officer